UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 23, 2014

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 cfr 240.14D-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 cfr 240.13E-4(C))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

National Western Life Insurance Company (“Company”) maintains a written Code of Ethics and Conduct, approved by the Company’s Board of Directors, which prescribes various policies of conduct including the avoidance of activities having the appearance of being, or subject to being construed to be, a conflict with the interests of the Company.

On April 23, 2014, the Audit Committee of the Board of Directors authorized management of the Company to enter into and execute a Data Recovery Services Agreement (“Agreement”) with American National Insurance Company (“ANICO”), an insurance company chartered and doing business in the State of Texas. Under terms of the Agreement, the Company is to pay a $1,500 monthly fee to ANICO for use of floor space in an offsite data facility owned by ANICO. The floor space will be used by the Company to locate a replica of its home office information technology computing and networking equipment as part of its disaster recovery initiatives. In addition to the monthly fee, the Company may request certain support services from ANICO at specified hourly rates to support the Company’s disaster recovery efforts at the location.

Robert L. Moody, Chairman of the Board and Chief Executive Officer of the Company, holds similar positions with ANICO.

A copy of the Company’s Code of Ethics and Conduct is available on the Company’s website at www.nationalwesternlife.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: April 29, 2014	/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President,
Chief Financial Officer
and Treasurer